Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Public Storage 2016 Equity and Performance-Based Incentive Compensation Plan of our reports dated February 26, 2016, with respect to the consolidated financial statements and schedule of Public Storage, and the effectiveness of internal control over financial reporting of Public Storage included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Los Angeles, California

April 21, 2016